Exhibit 10.32

ASSIGNMENT AND NOVATION AGREEMENT

THIS ASSIGNMENT AND NOVATION AGREEMENT (this "Assignment and Novation Agreement") is made as of November 12, 2018 by and among Gregory T. Lucier ("Assignor"), River Road Capital Partners, LLC ("Assignee"), and NuVasive, Inc. (the "Company").  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (as defined below).

         WHEREAS, Assignor and the Company are parties to that certain General Consulting and Services Agreement, effective as of October 16, 2018 (the “Effective Date”), pursuant to which the Company agreed to retain Assignor to provide Services to the Company, from and after December 1, 2018 (the “Agreement”);

         WHEREAS, Assignor has not yet commenced providing Services pursuant to the Agreement and desires to transfer and assign the Agreement to Assignee; and

         WHEREAS, the Company is willing to consent to such transfer and assignment from Assignor to Assignee, subject to and in accordance with the terms of this Assignment and Novation Agreement.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the undersigned parties agree for themselves, their successors and assigns, as follows:

1.Assignor hereby assigns, transfers, conveys and delivers to Assignee, effective as of the Effective Date, all of Assignor's rights and obligations under the Agreement.

2.Assignee hereby accepts such assignment and agrees to assume, effective as of the Effective Date, all of Assignor's rights, duties and obligations in, to and under the Agreement.

3.Assignor, Assignee and the Company hereby agree that this Assignment and Novation Agreement shall constitute an assignment and novation of the obligations of Assignor under the Agreement.  The Company recognizes Assignee as Assignor's successor in interest in and to all of Assignor's rights, duties and obligations in, to and under the Agreement.

4.Assignee hereby covenants and agrees that it has engaged Assignor to be the exclusive performer of the Services under the Agreement on behalf of Assignee.  Further, Assignee and Assignor covenant and agree that all references in the Agreement to Consultant shall continue to apply to Assignor, and Assignee shall cause Assignor to do all such things as may be required of Consultant pursuant to the Agreement.  For the avoidance of doubt, no individual other than Assignor shall perform the Services under the Agreement.  In the event Assignee attempts to have an individual other than Assignor perform the Services on behalf of Assignee, it shall be deemed a willful and repeated failure of Consultant to satisfactorily perform the Services under the Agreement.

5.The parties hereto agree that they will take those actions reasonably necessary to carry out the matters contemplated by this Assignment and Novation Agreement or any of its provisions.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Novation Agreement.

Gregory T. Lucier
/s/ Gregory T. Lucier

River Road Capital Partners, LLC
/s/ Gregory T. Lucier
By: Gregory T. Lucier
Title: Authorized Signatory

NuVasive, Inc.
/s/ Nathaniel Sisitsky
By: Nathaniel Sisitsky, Esq.
Title: Senior Vice President, General Counsel